Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Lomond Therapeutics Holdings, Inc. (the “Company”) for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Nikolay Savchuk, President and Chief Operating Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nikolay Savchuk
Nikolay Savchuk
President and Chief Operating Officer
(Principal Financial Officer and Principal
Accounting Officer)

Dated: April 15, 2026

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.